Exhibit 99.1

COUSINS PROPERTIES INCORPORATED
Quarterly Information Package
For the Quarter Ended December 31, 2003

I.	Press Release
Press Release
Consolidated Statements of Income
Net Income and Funds From Operations Basic Reconciliation

Certain matters contained in this package are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Current Report on Form 8-K filed on December 10, 2003. The words “believes,” “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

News Release
FOR IMMEDIATE RELEASE

CONTACT:

Tom G. Charlesworth	Mark Russell
Executive Vice President,	Vice President – Chief Financial Analyst and
Chief Financial Officer and	Director of Investor Relations
Chief Investment Officer	(770) 857-2449
(770) 857-2376	markrussell@cousinsproperties.com
tomcharlesworth@cousinsproperties.com

Web site address: www.cousinsproperties.com

COUSINS PROPERTIES REPORTS RESULTS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

•	Net Income Available to Common Stockholders per share decreased 39% to $0.17 for the fourth quarter of 2003

•	Net Income Available to Common Stockholders per share increased 403% to $4.83 for the year ended December 31, 2003

•	Funds From Operations Available to Common Stockholders per share decreased 15% to $0.52 for the fourth quarter of 2003

•	Funds From Operations Available to Common Stockholders per share increased 11% to $2.53 for the year ended December 31, 2003

•	91% occupancy level for total portfolio at December 31, 2003

ATLANTA (January 26, 2004) – Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the fourth quarter and year ended December 31, 2003. All per share amounts are reported on a diluted basis; basic per share data is included in the financial tables accompanying this release.

      Net Income Available to Common Stockholders (“Net Income Available”) per share decreased 39% to $0.17 for the fourth quarter of 2003 from $0.28 per share for the fourth quarter of 2002. Net Income Available decreased 39% to $8.5 million for the fourth quarter of 2003 from $13.9 million for the fourth quarter of 2002. For the year ended December 31, 2003, Net Income Available per share increased 403% to $4.83 from $0.96 per share for the prior year. Net Income Available increased 399% to $238.8 million for the year ended December 31, 2003 from $47.9 million for the prior year.

      Funds From Operations Available to Common Stockholders (“FFO”) per share decreased 15% to $0.52 for the fourth quarter of 2003 from $0.61 per share for the fourth quarter of 2002. FFO decreased 13% to $26.0 million for the fourth quarter of 2003 from $29.7 million for the fourth quarter of 2002. For the year ended December 31, 2003, FFO per share increased 11% to $2.53 from $2.27 per share for the

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2500 Windy Ridge Parkway — Suite 1600 — Atlanta, Georgia 30339-5683 — 770/955-2200 — FAX 770/857-2360

CUZ Reports Fourth Quarter Results

January 26, 2004

prior year. FFO increased 10% to $125.0 million for the year ended December 31, 2003 from $113.4 million for the prior year.

      Net Income Available and FFO decreased in the fourth quarter due to decreases in rental property revenues less rental property operating expenses from early lease terminations and property sales, offset by increases in net profits from residential lot and tract sales. Net Income Available and FFO increased for the year due to an increase in lease termination fees and increases in net profits from residential lot and tract sales, offset by decreases in rental property revenues less rental property operating expenses from property sales and early lease terminations. Net Income Available also increased for the year due to gains on asset sales.

      At December 31, 2003, the Company’s portfolio of operational office and medical office buildings was 91% leased and its operational retail centers were 93% leased, resulting in a 91% overall leased level.

Fourth Quarter Highlights

      In the fourth quarter, the Company acquired approximately 58 acres of land in Brevard County, Florida and commenced construction on The Avenue Viera. This specialty retail center, scheduled to open in Fall 2004, will encompass 408,000 square feet, 333,000 of which the Company will own, and include approximately 85 retailers and restaurants upon completion. As of December 31, 2003, the center was 27% leased and 52% committed.

      The Company’s retail expansion continued with the opening of The Shops of Lake Tuscaloosa in December 2003. The Company’s newest retail center encompasses 62,000 square feet and was 85% leased as of December 31, 2003. The Avenue West Cobb, which opened in October 2003, was 92% leased at the end of the year.

      In October 2003, the Company entered into a joint venture with Gipson Development, LLC for the purpose of developing neighborhood retail centers anchored by grocery store operators. In this venture, the Company will fund certain predevelopment activities and initial project equity, while Gipson will provide development, leasing and property management services and any guarantees necessary to secure debt financing.

      During the fourth quarter of 2003, the Company sold 42 acres of the 216-acre North Point West Side mixed-use project for prices totaling $8.1 million. Approximately 174 acres of the original 216-acre project remain in inventory, to be sold or developed.

      Net profits from residential lot sales, including the Company’s share of residential lot sales in unconsolidated joint ventures, totaled $2.2 million and $6.2 million for the fourth quarter and year ended December 31, 2003, respectively. The Company’s share of lots sold for the three and twelve month periods in 2003 totaled 173 and 488, respectively. As of December 31, 2003, the Company and its joint ventures had 15 residential projects under development representing approximately 12,278 lots remaining

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CUZ Reports Fourth Quarter Results

January 26, 2004

to be sold. The Company’s weighted average ownership of these projects was 43%. The Company expects these projects to be completed within two to ten years.

      During the fourth quarter, the Company recognized commissions of approximately $3.1 million on the sale of land in Irving, Texas. Cousins Properties Services, a subsidiary that performs leasing and property management services for third party investors, brokered the sale on behalf of the landowner.

      In January 2004, the Company and its 50% partner announced that they reached an agreement with Mirant to restructure the energy company’s lease at 1155 Perimeter Center West, a 362,000 square foot office building in suburban Atlanta. The restructured lease decreased the amount of square footage leased by Mirant, reduced the term of the lease and adjusted the tenant’s rental rate. The restructured lease also includes an agreement that Cousins and its partner will be entitled to a pre-petition, general unsecured claim in bankruptcy in the amount of $16.7 million. In conjunction with the restructured lease, in fourth quarter 2003, the venture recorded a reserve for straight-line rent receivables recognized under Statement of Financial Accounting Standards No. 13, “Accounting for Leases”, and wrote off unamortized tenant improvements and related costs associated with the reduced square footage. The Company’s share of the reserve totaled $900,000 while the Company’s share of the tenant improvements and related costs written off equaled $2.7 million.

      During the fourth quarter of 2003, the Company acquired 100% direct ownership in 100 and 200 North Point Center East, two office buildings totaling 258,000 square feet in suburban Atlanta, for $22.4 million. The properties were acquired subject to $22.4 million of mortgage debt, resulting in no cash outlay for the purchase, other than transaction costs. The Company previously owned an indirect 11.5% interest in these two buildings through its partnership interest in CP Venture. In conjunction with the sale, CP Venture recorded an impairment loss of which the Company’s portion was approximately $985,000. The sale of these properties triggered recognition of the remaining deferred gain associated with the original transfer of the properties to CP Venture. Deferred gain equal to the amount of the Company’s share of the impairment loss was recognized in income as gain on sale of investment properties, while the remaining amount reduced the basis of the two properties.

Other 2003 Highlights

•	Sold four properties at prices totaling $258.6 million, generating a combined GAAP gain, net of income taxes and including deferred gains, of $183.5 million.

•	Declared and paid a special dividend to common stockholders of approximately $100.5 million, or $2.07 per share.

•	Closed a public offering of four million shares of 7.75% Series A Cumulative Redeemable Preferred Stock that generated net proceeds of $96.3 million.

•	Closed a $55.0 million non-recourse mortgage loan secured by Emory Crawford Long Medical Office Tower.

•	Increased Land Division’s contribution by $8.0 million from 2002, including residential lot and tract sales.

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CUZ Reports Fourth Quarter Results

January 26, 2004

•	Commenced development of 12 new residential developments, including developments in joint ventures, totaling over 11,000 lots.

•	Leased over 1.8 million square feet in new leases and renewals, including significant leases with Coca-Cola Enterprises, KPMG, Frost Bank and Belk.

      Tom Bell, president and CEO of Cousins Properties, said, “The fourth quarter provided a satisfactory conclusion for an eventful and challenging year. Fortunately, we were able to perform for our stockholders by operating our properties efficiently, focusing and strengthening our leasing efforts, and actively managing our capital base with asset sales and a special dividend distribution. During the fourth quarter, we signed KPMG to a long-term lease at 55 Second Street, backfilling a portion of the Cable & Wireless space. We also consolidated ownership of the North Point Center East office complex, giving Cousins full control of one of the best-located office projects in Atlanta’s dynamic North Fulton office market. And, in January 2004, we opened Austin’s stunning Frost Bank Tower.”

      Bell continued, “During the quarter, our Retail Division began development on another Avenue project, The Avenue Viera. This is our first Avenue project in the growing Central Florida market and should be completed during the Fall of this year. Retail has also been busy filling up its development pipeline, and we hope to make announcements of new projects in the not-too-distant future. The Land Division was a stalwart performer for all of 2003 and the fourth quarter served as another example of that. The Land team successfully rezoned our 216-acre tract at North Point, finalizing plans for a broad mix of uses, including residential, office, retail, educational, senior-living, community and performing arts facilities. That work was on top of its rapidly growing list of residential communities in Georgia, Florida and Texas with our partner, Temple-Inland.”

      The Consolidated Statements of Income and a schedule entitled Net Income and Funds From Operations Basic Reconciliation, which reconciles Net Income Available to FFO, are attached to this press release. More detailed information on the quarterly and year end Net Income Available and FFO results is included in the “Net Income and Funds From Operations-Supplemental Detail” schedule which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company expects to furnish to the Securities and Exchange Commission (“SEC”) on January 26, 2004, and which can be viewed through the “Quarterly Disclosures” and “SEC Filings” link on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (770) 857-2449.

      The Company will conduct a conference call at 11:00 a.m. (Eastern time) on January 27, 2004, to discuss the results of the fourth quarter and year ended December 31, 2003. The number to call for this interactive teleconference is (913) 981-5520. A replay of the conference call will be available for 14 days by dialing (719) 457-0820 and entering the pass code, 531087.

      The Company will provide an online Web simulcast and rebroadcast of its fourth quarter and year ended December 31, 2003 earnings release conference call. The live broadcast of Cousins’ conference call will be available through the “Q4 2003 Cousins Properties Incorporated Earnings Conference Call”

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CUZ Reports Fourth Quarter Results

January 26, 2004

link on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com, at www.streetevents.com and at www.fulldisclosure.com. The rebroadcast will be available on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com.

      Cousins Properties Incorporated, headquartered in Atlanta, has extensive experience in the real estate industry including the development, acquisition, financing, management and leasing of properties. The property types that Cousins actively invests in include office, retail, medical office and land development projects. The Company’s portfolio consists of interests in 13.9 million square feet of office and medical office space, 2.5 million square feet of retail space, and over 280 acres of strategically located land for sale or future commercial development. Cousins also provides leasing and management services to third-party investors; its client-services portfolio comprises 6.3 million square feet of office space. Cousins is a fully integrated equity real estate investment trust (REIT) that has been public since 1962 and trades on the New York Stock Exchange under the symbol “CUZ.” For more information on the Company, please visit Cousins’ Web site at www.cousinsproperties.com.

      Certain matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Current Report on Form 8-K filed on December 10, 2003. The words “believes”, “expects”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2003 AND 2002

(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
REVENUES:
Rental property revenues	$33,248	$34,685	$154,338	$139,393
Development income	640	1,549	2,870	4,625
Management fees	2,000	2,363	8,519	9,313
Leasing and other fees	3,874	642	6,991	4,297
Residential lot and outparcel sales	4,572	2,089	12,945	9,126
Interest and other	(34)	1,074	3,940	4,393

	44,300	42,402	189,603	171,147

INCOME FROM UNCONSOLIDATED JOINT VENTURES	3,527	6,159	24,619	26,670

COSTS AND EXPENSES:
Rental property operating expenses	11,618	10,890	44,036	41,267
General and administrative expenses	7,417	7,083	29,606	27,699
Depreciation and amortization	11,766	11,824	52,284	48,033
Residential lot and outparcel cost of sales	3,577	1,481	10,022	7,309
Interest expense	6,436	9,277	30,699	35,249
Loss on debt extinguishment	–	–	–	3,501
Property taxes on undeveloped land	216	127	768	675
Other	1,216	1,038	3,545	3,942

	42,246	41,720	170,960	167,675

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	5,581	6,841	43,262	30,142
PROVISION (BENEFIT) FOR INCOME TAXES FROM OPERATIONS	1,579	276	2,596	1,526

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF INVESTMENT PROPERTIES	4,002	6,565	40,666	28,616
GAIN ON SALE OF INVESTMENT PROPERTIES, NET OF APPLICABLE INCOME TAX PROVISION	6,421	3,155	100,558	6,254

INCOME FROM CONTINUING OPERATIONS	10,423	9,720	141,224	34,870

DISCONTINUED OPERATIONS, NET OF APPLICABLE INCOME TAX PROVISION:
Income from discontinued operations	(28)	2,982	7,478	11,828
Gain on sale of investment properties, net of minority interest	61	1,174	93,459	1,174

	33	4,156	100,937	13,002

NET INCOME	10,456	13,876	242,161	47,872
PREFERRED DIVIDENDS PAID OR ACCUMULATED	1,937	–	3,358	–

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$8,519	$13,876	$238,803	$47,872

BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$.18	$.20	$2.85	$.71
Discontinued operations	–	.09	2.09	.26

Basic net income available to common stockholders	$.18	$.29	$4.94	$.97

DILUTED NET INCOME PER COMMON SHARE:
Income from continuing operations	$.17	$.20	$2.79	$.70
Discontinued operations	–	.08	2.04	.26

Diluted net income available to common stockholders	$.17	$.28	$4.83	$.96

CASH DIVIDENDS DECLARED PER COMMON SHARE	$.37	$.37	$3.55	$1.48

WEIGHTED AVERAGE SHARES	48,474	48,443	48,313	49,252

DILUTED WEIGHTED AVERAGE SHARES	50,068	48,971	49,415	49,937

COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
NET INCOME AND FUNDS FROM OPERATIONS BASIC RECONCILIATION
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2003 AND 2002
(UNAUDITED)

(In thousands, except per share amounts)

	Quarters Ended		Years Ended
	December 31,		December 31,

	2003	2002	2003	2002

Net Income Available to Common Stockholders	$8,519	$13,876	$238,803	$47,872
Depreciation and amortization:
Consolidated	11,766	11,824	52,284	48,033
Discontinued operations	—	1,524	1,871	6,354
Share of unconsolidated joint ventures	7,511	5,219	21,299	18,549
Depreciation of furniture, fixtures and equipment and amortization of specifically identifiable intangible assets:
Consolidated	(670)	(542)	(2,511)	(2,148)
Share of unconsolidated joint ventures	(8)	(2)	(34)	(9)
Gain on sale of investment properties, net of applicable income tax provision	(6,482)	(4,329)	(194,017)	(7,428)
Gain on sale of undepreciated investment properties	5,323	2,143	7,270	2,143

Funds From Operations Available to Common Stockholders	$25,959	$29,713	$124,965	$113,366

Weighted Average Shares	48,474	48,443	48,313	49,252

Per Share Available to Common Stockholders — Basic:
Net Income	$.18	$.29	$4.94	$.97

Funds From Operations	$.54	$.61	$2.59	$2.30

Diluted Weighted Average Shares	50,068	48,971	49,415	49,937

Per Share Available to Common Stockholders — Diluted:
Net Income	$.17	$.28	$4.83	$.96

Funds From Operations	$.52	$.61	$2.53	$2.27

     The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Consolidated Entities and its unconsolidated joint ventures. Effective January 1, 2003, the Company adopted the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO for 2002 has been restated to conform to NAREIT’s definition of FFO.

     Prior to 2003, the Company reported FFO based upon NAREIT’s definition with certain modifications, including the elimination of straight-line rents and reporting stock appreciation rights on a cash basis. A schedule reconciling net income with FFO reported by the Company and FFO calculated pursuant to NAREIT’s definition for the years 1992 through 2002 is available through the “Supplemental SEC Information” link on the Company’s Web site at www.cousinsproperties.com.

     FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REIT’s among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates the operating performance of its reportable segments and of its divisions based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and employees.

     In the first quarter 2002, the Company incurred a $3,501,000 loss on early extinguishment of debt and treated it as an extraordinary item in accordance with GAAP. Extraordinary items are not deductible in calculating FFO. As of January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 145 (“SFAS No. 145”), which no longer characterizes such costs as extraordinary and which requires prior periods to be restated. FFO for 2002 has accordingly been restated. Adoption of SFAS No. 145 had no effect on Net Income.